LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$648,278,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2007-EQ1 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s / S&P)
A1(4)	364,907,000	1M LIBOR	2.09	1-78	18.05%	TBD	3/25/2037	Aaa/AAA
A2(5)	104,227,000	1M LIBOR	0.84	1-22	18.05%	TBD	3/25/2037	Aaa/AAA
A3(5)	10,537,000	1M LIBOR	2.00	22-26	18.05%	TBD	3/25/2037	Aaa/AAA
A4(5)	46,460,000	1M LIBOR	3.50	26-74	18.05%	TBD	3/25/2037	Aaa/AAA
A5(5)	15,148,000	1M LIBOR	6.47	74-78	18.05%	TBD	3/25/2037	Aaa/AAA
M1	21,136,000	1M LIBOR	4.66	44-78	14.85%	TBD	3/25/2037	Aa1/AA+
M2	18,494,000	1M LIBOR	4.57	42-78	12.05%	TBD	3/25/2037	Aa2/AA
M3	10,898,000	1M LIBOR	4.51	41-78	10.40%	TBD	3/25/2037	Aa3/AA-
M4	9,907,000	1M LIBOR	4.48	40-78	8.90%	TBD	3/25/2037	A1/A+
M5	9,247,000	1M LIBOR	4.46	39-78	7.50%	TBD	3/25/2037	A2/A
M6	8,256,000	1M LIBOR	4.43	39-78	6.25%	TBD	3/25/2037	A3/A-
M7	8,256,000	1M LIBOR	4.42	38-78	5.00%	TBD	3/25/2037	Baa1/BBB+
M8	4,293,000	1M LIBOR	4.40	38-78	4.35%	TBD	3/25/2037	Baa2/BBB
M9	5,614,000	1M LIBOR	4.40	38-78	3.50%	TBD	3/25/2037	Baa3/BBB-
B1	4,293,000	1M LIBOR	4.40	37-78	2.85%	TBD	3/25/2037	Ba1/BB+
B2	6,605,000	1M LIBOR	4.30	37-78	1.85%	TBD	3/25/2037	Ba2/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s / S&P)
A1(4)	364,907,000	1M LIBOR	2.27	1-173	18.05%	TBD	3/25/2037	Aaa/AAA
A2(5)	104,227,000	1M LIBOR	0.84	1-22	18.05%	TBD	3/25/2037	Aaa/AAA
A3(5)	10,537,000	1M LIBOR	2.00	22-26	18.05%	TBD	3/25/2037	Aaa/AAA
A4(5)	46,460,000	1M LIBOR	3.50	26-74	18.05%	TBD	3/25/2037	Aaa/AAA
A5(5)	15,148,000	1M LIBOR	8.70	74-174	18.05%	TBD	3/25/2037	Aaa/AAA
M1	21,136,000	1M LIBOR	5.10	44-141	14.85%	TBD	3/25/2037	Aa1/AA+
M2	18,494,000	1M LIBOR	4.99	42-135	12.05%	TBD	3/25/2037	Aa2/AA
M3	10,898,000	1M LIBOR	4.92	41-128	10.40%	TBD	3/25/2037	Aa3/AA-
M4	9,907,000	1M LIBOR	4.87	40-123	8.90%	TBD	3/25/2037	A1/A+
M5	9,247,000	1M LIBOR	4.82	39-118	7.50%	TBD	3/25/2037	A2/A
M6	8,256,000	1M LIBOR	4.76	39-113	6.25%	TBD	3/25/2037	A3/A-
M7	8,256,000	1M LIBOR	4.70	38-107	5.00%	TBD	3/25/2037	Baa1/BBB+
M8	4,293,000	1M LIBOR	4.63	38-99	4.35%	TBD	3/25/2037	Baa2/BBB
M9	5,614,000	1M LIBOR	4.58	38-95	3.50%	TBD	3/25/2037	Baa3/BBB-
B1	4,293,000	1M LIBOR	4.49	37-88	2.85%	TBD	3/25/2037	Ba1/BB+
B2	6,605,000	1M LIBOR	4.31	37-81	1.85%	TBD	3/25/2037	Ba2/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR. Assumes a closing date of 3/30/2007, dated date of 3/25/2007 and first payment date of 4/25/2007.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.85%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated March 26, 2007 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated March 26, 2007.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2007-EQ1

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in May 2007.

Statistical Calculation Date:	March 1, 2007

Cut-off Date:	April 1, 2007

Pricing Date:	The week of April 23, 2007

Closing Date:	April 30, 2007

Settlement Date:	April 30, 2007

Delay Days:	0 day delay

Dated Date:	April 25, 2007

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.009% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, and only upon request, through Clearstream, Luxembourg and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:	The Class A and Class M Certificates are expected to be ERISA eligible, provided that the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

		Principal	% of
	Mortgage	Balance	Principal
Originator*	Loans	($)	Balance
EquiFirst	3,599	$ 660,497,746.29	100.00%
Total:	3,599	$ 660,497,746.29	100.00%

		Principal	% of
	Mortgage	Balance	Principal
Servicer*	Loans	($)	Balance
Wells Fargo Bank, N.A.	3,229	$609,823,000.41	92.33%
HomEq	370	50,674,745.88	7.67
Total:	3,599	$ 660,497,746.29	100.00%

* Information herein is as of the Statistical Calculation Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until such class has been reduced to zero; and

B.
All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero. Notwithstanding the foregoing, in the event that all subordinate classes have been reduced to zero, principal distributions to the Group 2 Senior Certificates will be distributed pro rata among the Class A2, A3, A4 and A5 Certificates in proportion to their respective Class Certificate Balances;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)
To the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 36.10% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on April 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

5)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

8)	To pay the Credit Risk Manager Fee;

9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Senior Certificates and Subordinate Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	82,034,000	5.01
2	628,640,000	5.44	38	78,005,000	5.02
3	609,602,000	5.43	39	74,174,000	5.03
4	591,128,000	5.40	40	70,541,000	5.04
5	573,201,000	5.38	41	67,041,000	5.06
6	555,805,000	5.35	42	63,804,000	5.07
7	538,924,000	5.28	43	60,634,000	5.08
8	522,543,000	5.22	44	57,662,000	5.09
9	506,648,000	5.16	45	54,821,000	5.10
10	491,223,000	5.10	46	52,113,000	5.10
11	476,255,000	5.04	47	49,604,000	5.11
12	461,730,000	4.99	48	47,159,000	5.12
13	446,601,000	4.94	49	44,848,000	5.13
14	431,635,000	4.90	50	42,602,000	5.14
15	414,264,000	4.87	51	40,555,000	5.15
16	397,091,000	4.85	52	38,573,000	5.16
17	380,051,000	4.83	53	36,658,000	5.17
18	363,340,000	4.82	54	34,874,000	5.18
19	346,827,000	4.82	55	33,157,000	5.19
20	330,646,000	4.82	56	31,506,000	5.19
21	314,727,000	4.82	57	29,986,000	5.20
22	299,139,000	4.83	58	28,468,000	5.21
23	283,948,000	4.83	59	27,081,000	5.22
24	269,152,000	4.84	60	25,760,000	5.22
25	218,030,000	4.85	61	24,472,000	5.23
26	190,553,000	4.87	62	23,263,000	5.24
27	166,578,000	4.89	63	22,114,000	5.25
28	148,348,000	4.90	64	21,022,000	5.26
29	134,081,000	4.91	65	19,984,000	5.26
30	122,786,000	4.92	66	18,996,000	5.27
31	113,737,000	4.93	67	18,058,000	5.28
32	106,340,000	4.95	68	17,166,000	5.29
33	100,330,000	4.96	69	16,318,000	5.30
34	95,375,000	4.97	70	15,512,000	5.30
35	90,686,000	4.98	71	14,746,000	5.31
36	86,261,000	4.99	72	14,017,000	5.32

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	For the purchase of any replacement interest rate swap agreement (if necessary);

(10)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(11)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 48-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	95,643,000
2	0	32	95,169,000
3	0	33	93,739,000
4	0	34	91,629,000
5	0	35	89,504,000
6	0	36	87,357,000
7	0	37	85,237,000
8	0	38	83,138,000
9	0	39	81,054,000
10	0	40	78,979,000
11	0	41	76,962,000
12	0	42	74,886,000
13	1,035,000	43	72,914,000
14	2,069,000	44	70,928,000
15	3,104,000	45	68,980,000
16	4,139,000	46	67,064,000
17	5,173,000	47	65,119,000
18	6,208,000	48	63,254,000
19	7,243,000	49	61,407,000
20	8,277,000	50	59,630,000
21	9,312,000	51	57,807,000
22	10,347,000	52	56,047,000
23	14,103,000	53	54,344,000
24	17,826,000	54	52,639,000
25	52,719,000	55	50,985,000
26	67,798,000	56	49,379,000
27	80,174,000	57	47,760,000
28	87,933,000	58	46,237,000
29	92,578,000	59	44,691,000
30	94,945,000	60	43,176,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (2) 12, and the denominator of which is the related group collateral balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

All of the Mortgage Loans were originated or acquired by EquiFirst and as of the Statistical Calculation Date are serviced by Wells Fargo Bank, N.A. (92.33%) and HomEq (7.67%).

Approximately 36.82% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. None of such Mortgage Loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

Clayton Fixed Income Services Inc. (“CFISI”) will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and each of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each class of Class B Certificates will be senior to all other classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have each been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.85% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.85% of the Cut-off Date collateral balance and (b) approximately 3.70% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [42.90]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2009 to April 2010	[1.15]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter

May 2010 to April 2011	[2.55]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

May 2011 to April 2012	[4.05]% for the first month, plus an additional 1/12th of
[1.15]% for each month thereafter

May 2012 to April 2013	[5.20]% for the first month, plus an additional 1/12th of
[0.75]% for each month thereafter

May 2013 and thereafter	[5.95]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Pat Quinn	(212) 526-9519
	Matt Dunn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Frank Bruzese	(212) 438-1809
Moody’s	Todd Swanson	(415) 274-1714

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.38	2.63	2.09	1.65	1.29
Window (mos)	1-121	1-95	1-78	1-65	1-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class A2
Avg. Life (yrs)	1.32	1.04	0.84	0.71	0.60
Window (mos)	1-35	1-28	1-22	1-19	1-16
Expected Final Mat.	2/25/2010	7/25/2009	1/25/2009	10/25/2008	7/25/2008

Class A3
Avg. Life (yrs)	3.22	2.46	2.00	1.66	1.41
Window (mos)	35-43	28-32	22-26	19-22	16-18
Expected Final Mat.	10/25/2010	11/25/2009	5/25/2009	1/25/2009	9/25/2008

Class A4
Avg. Life (yrs)	5.94	4.58	3.50	2.58	2.05
Window (mos)	43-116	32-91	26-74	22-61	18-33
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	4/25/2012	12/25/2009

Class A5
Avg. Life (yrs)	10.05	7.89	6.47	5.38	3.66
Window (mos)	116-121	91-95	74-78	61-65	33-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M1
Avg. Life (yrs)	6.54	5.25	4.66	4.55	4.57
Window (mos)	37-121	40-95	44-78	49-65	55-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M2
Avg. Life (yrs)	6.54	5.23	4.57	4.30	4.41
Window (mos)	37-121	39-95	42-78	45-65	50-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M3
Avg. Life (yrs)	6.54	5.22	4.51	4.17	4.12
Window (mos)	37-121	39-95	41-78	43-65	47-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M4
Avg. Life (yrs)	6.54	5.21	4.48	4.09	3.97
Window (mos)	37-121	38-95	40-78	42-65	45-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

 Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.54	5.20	4.46	4.04	3.86
Window (mos)	37-121	38-95	39-78	41-65	43-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M6
Avg. Life (yrs)	6.54	5.20	4.43	3.99	3.78
Window (mos)	37-121	38-95	39-78	40-65	41-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M7
Avg. Life (yrs)	6.54	5.20	4.42	3.96	3.70
Window (mos)	37-121	37-95	38-78	39-65	40-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M8
Avg. Life (yrs)	6.54	5.19	4.40	3.93	3.66
Window (mos)	37-121	37-95	38-78	39-65	40-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class M9
Avg. Life (yrs)	6.54	5.19	4.40	3.91	3.62
Window (mos)	37-121	37-95	38-78	38-65	39-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class B1
Avg. Life (yrs)	6.54	5.19	4.40	3.89	3.60
Window (mos)	37-121	37-95	37-78	38-65	38-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

Class B2
Avg. Life (yrs)	6.45	5.11	4.30	3.82	3.50
Window (mos)	37-121	37-95	37-78	37-65	38-55
Expected Final Mat.	4/25/2017	2/25/2015	9/25/2013	8/25/2012	10/25/2011

 Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.67	2.86	2.27	1.80	1.40
Window (mos)	1-263	1-211	1-173	1-144	1-122
Expected Final Mat.	2/25/2029	10/25/2024	8/25/2021	3/25/2019	5/25/2017

Class A2
Avg. Life (yrs)	1.32	1.04	0.84	0.71	0.60
Window (mos)	1-35	1-28	1-22	1-19	1-16
Expected Final Mat.	2/25/2010	7/25/2009	1/25/2009	10/25/2008	7/25/2008

Class A3
Avg. Life (yrs)	3.22	2.46	2.00	1.66	1.41
Window (mos)	35-43	28-32	22-26	19-22	16-18
Expected Final Mat.	10/25/2010	11/25/2009	5/25/2009	1/25/2009	9/25/2008

Class A4
Avg. Life (yrs)	5.94	4.58	3.50	2.58	2.05
Window (mos)	43-116	32-91	26-74	22-61	18-33
Expected Final Mat.	11/25/2016	10/25/2014	5/25/2013	4/25/2012	12/25/2009

Class A5
Avg. Life (yrs)	13.58	10.70	8.70	7.24	5.01
Window (mos)	116-265	91-212	74-174	61-145	33-123
Expected Final Mat.	4/25/2029	11/25/2024	9/25/2021	4/25/2019	6/25/2017

Class M1
Avg. Life (yrs)	7.24	5.81	5.10	4.92	5.38
Window (mos)	37-218	40-173	44-141	49-118	56-100
Expected Final Mat.	5/25/2025	8/25/2021	12/25/2018	1/25/2017	7/25/2015

Class M2
Avg. Life (yrs)	7.21	5.77	4.99	4.65	4.71
Window (mos)	37-209	39-165	42-135	45-112	50-95
Expected Final Mat.	8/25/2024	12/25/2020	6/25/2018	7/25/2016	2/25/2015

Class M3
Avg. Life (yrs)	7.18	5.73	4.92	4.51	4.40
Window (mos)	37-199	39-157	41-128	43-107	47-90
Expected Final Mat.	10/25/2023	4/25/2020	11/25/2017	2/25/2016	9/25/2014

Class M4
Avg. Life (yrs)	7.15	5.70	4.87	4.41	4.24
Window (mos)	37-192	38-151	40-123	42-103	45-87
Expected Final Mat.	3/25/2023	10/25/2019	6/25/2017	10/25/2015	6/25/2014

 Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.11	5.66	4.82	4.34	4.11
Window (mos)	37-184	38-145	39-118	41-98	43-83
Expected Final Mat.	7/25/2022	4/25/2019	1/25/2017	5/25/2015	2/25/2014

Class M6
Avg. Life (yrs)	7.07	5.62	4.76	4.26	4.01
Window (mos)	37-176	38-138	39-113	40-94	41-79
Expected Final Mat.	11/25/2021	9/25/2018	8/25/2016	1/25/2015	10/25/2013

Class M7
Avg. Life (yrs)	7.00	5.56	4.70	4.19	3.90
Window (mos)	37-166	37-131	38-107	39-89	40-75
Expected Final Mat.	1/25/2021	2/25/2018	2/25/2016	8/25/2014	6/25/2013

Class M8
Avg. Life (yrs)	6.92	5.49	4.63	4.12	3.82
Window (mos)	37-155	37-122	38-99	39-83	40-70
Expected Final Mat.	2/25/2020	5/25/2017	6/25/2015	2/25/2014	1/25/2013

Class M9
Avg. Life (yrs)	6.84	5.42	4.58	4.06	3.74
Window (mos)	37-148	37-117	38-95	38-79	39-67
Expected Final Mat.	7/25/2019	12/25/2016	2/25/2015	10/25/2013	10/25/2012

Class B1
Avg. Life (yrs)	6.71	5.32	4.49	3.96	3.67
Window (mos)	37-137	37-108	37-88	38-73	38-62
Expected Final Mat.	8/25/2018	3/25/2016	7/25/2014	4/25/2013	5/25/2012

Class B2
Avg. Life (yrs)	6.46	5.12	4.31	3.82	3.51
Window (mos)	37-127	37-100	37-81	37-67	38-57
Expected Final Mat.	10/25/2017	7/25/2015	12/25/2013	10/25/2012	12/25/2011

Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3) (4)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.18054	7.18201	7.18102	40	21.62029	21.84501	21.69350
2	21.70181	21.70323	21.70227	41	20.83534	21.05360	20.90645
3	21.00297	21.00425	21.00339	42	20.75275	20.97061	20.82373
4	21.72366	21.72488	21.72406	43	21.35758	21.58228	21.43078
5	21.03305	21.03413	21.03340	44	20.58523	20.80227	20.65593
6	21.05238	21.05336	21.05270	45	21.19378	21.40874	21.26379
7	21.81288	21.81378	21.81318	46	20.45676	20.67478	20.52777
8	21.15627	21.15704	21.15652	47	20.37402	20.59282	20.44527
9	21.90970	21.91039	21.90992	48	22.46377	22.70554	22.54249
10	21.24919	21.24975	21.24937	49	20.20589	20.42384	20.27685
11	21.29504	21.29549	21.29519	50	20.79124	21.01601	20.86442
12	22.80213	22.80250	22.80225	51	20.04563	20.25410	20.11349
13	21.36322	21.36346	21.36330	52	20.65486	20.88063	20.72835
14	22.08937	22.09420	22.09095	53	19.90284	20.12209	19.97421
15	21.28466	21.28923	21.28615	54	19.81751	20.03632	19.88873
16	21.87456	21.87917	21.87606	55	20.38906	20.61471	20.46250
17	21.03603	21.04037	21.03745	56	19.64677	19.86469	19.71768
18	20.88357	20.88781	20.88495	57	20.21237	20.43709	20.28549
19	21.39701	21.40127	21.39840	58	19.63520	19.83572	19.70044
20	20.51937	20.52490	20.52117	59	19.54710	19.77946	19.62269
21	20.99576	21.48727	21.15591	60	20.80240	21.05032	20.88304
22	21.85503	21.96252	21.89006	61	14.33730	14.56878	14.41258
23	21.73854	21.84580	21.77349	62	14.74646	14.98520	14.82409
24	23.92674	24.04525	23.96536	63	14.20571	14.43630	14.28068
25	21.07356	21.18038	21.10837	64	14.66986	14.90194	14.74530
26	21.46269	21.57441	21.49910	65	14.13640	14.37130	14.21274
27	20.49353	20.75832	20.57981	66	14.07524	14.30968	14.15142
28	21.55913	21.70539	21.60679	67	14.48278	14.72455	14.56133
29	20.68524	20.82652	20.73128	68	13.95718	14.19067	14.03302
30	20.53576	20.67676	20.58170	69	14.36335	14.60413	14.44154
31	21.08881	21.23422	21.13619	70	13.90050	14.12741	13.97418
32	20.29375	20.43572	20.34001	71	13.84579	14.08301	13.92279
33	20.89718	21.17929	20.98910	72	15.26983	15.53192	15.35489
34	20.80717	20.98785	20.86604	73	11.22980	11.46603	11.30645
35	20.72232	20.90625	20.78226	74	11.60528	11.84886	11.68430
36	22.84949	23.05275	22.91572	75	11.23204	11.46726	11.30833
37	20.55053	20.73377	20.61024	76	11.66406	11.90071	11.74079
38	21.14870	21.33770	21.21028	77	11.28895	11.52827	11.36653
39	20.39122	20.72239	20.49912	78	11.29011	11.52891	11.36749

(1)	Based on one-month LIBOR and six-month LIBOR curves of 20%.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.
(4)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4) (5)

Period	Excess Spread	Period	Excess Spread
1	1.63%	31	3.58%
2	1.70%	32	3.38%
3	1.51%	33	3.57%
4	1.73%	34	3.48%
5	1.56%	35	3.47%
6	1.58%	36	3.99%
7	1.84%	37	3.43%
8	1.71%	38	3.51%
9	1.95%	39	3.38%
10	1.82%	40	3.64%
11	1.88%	41	3.47%
12	2.28%	42	3.47%
13	1.97%	43	3.65%
14	2.18%	44	3.46%
15	2.03%	45	3.64%
16	2.22%	46	3.49%
17	2.06%	47	3.49%
18	2.07%	48	4.03%
19	2.24%	49	3.48%
20	2.06%	50	3.65%
21	2.35%	51	3.47%
22	3.48%	52	3.67%
23	3.47%	53	3.48%
24	3.98%	54	3.47%
25	3.45%	55	3.65%
26	3.61%	56	3.46%
27	3.42%	57	3.64%
28	3.62%	58	3.61%
29	3.43%	59	3.61%
30	3.42%	60	3.97%

(1)	Based on forward one-month LIBOR and six-month LIBOR curves.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 3/30/07, dated date of 3/25/07 and first payment date of 4/25/07.
(4)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(5)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.